Exhibit 10.2

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of December __, 2016, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), and each of the signatories to this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).
RECITALS

WHEREAS, the Stockholders previously purchased shares of the Company’s Series E Convertible Preferred Stock (“Series E Preferred”) on or about January 29, 2015, and have subsequently acquired shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), including shares of Common Stock issued as payment of dividends accrued by shares of Series E Preferred;

WHEREAS, the Stockholders are preparing to purchase shares of the Company’s newly created Series G Convertible Preferred Stock (“Series G Preferred”) in a private placement transaction (the “Private Placement”); and

WHEREAS, in connection with the Private Placement, the Stockholders desire to cancel an aggregate total of 3,383,830 shares of the Company’s Common Stock currently held by the Stockholders, in exchange for an aggregate total of approximately 4,400 shares of Series G Preferred in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:
AGREEMENT
1. Securities Exchange.
(a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Stockholder agrees to return to the Company that number of shares of the Company’s Common Stock appearing on their respective signature page to this Agreement (the “Exchange Shares”), in exchange for that number of shares of Series G Preferred to each Stockholder in the amounts indicated on their respective signature page to this Agreement (the “Preferred Shares”). In consideration for the foregoing, the Company agrees to issue and deliver the Preferred Shares to each Stockholder (the “Exchange”).
(b) The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”)
(c) Within five business days after the Closing, the Company shall issue and deliver to each Stockholder a certificate evidencing the Preferred Shares.
2. Representations, Warranties and Covenants of the Stockholders. The Stockholders, individually and not jointly, hereby make the following representations and warranties to the Company, and covenants for the benefit of the Company:
(a) This Agreement has been duly authorized, validly executed and delivered by each Stockholder and is a valid and binding agreement and obligation of each Stockholder enforceable against them in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Stockholder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
(b) Each Stockholder understands that the Preferred Shares are being offered and sold in reliance on specific provisions of Federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Stockholder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.
(c) Each Stockholder is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act.
(d) Each Stockholder will be acquiring the Preferred Shares for their own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, each Stockholder does not covenant to hold the Preferred Shares for any minimum period of time.

(e) The offer and sale of the Preferred Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof. Each Stockholder understands that the Preferred Shares purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Preferred Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Preferred Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).
(f) Each Stockholder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Shares free and clear of all rights and Encumbrances (as defined below), and each Stockholder has full power and authority to transfer and dispose of the Exchange Shares free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Exchange Shares. Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.
3. Representations, Warranties and Covenants of the Company. The Company represents and warrants the Stockholders, and covenants for the benefit of the Stockholders, as follows:
(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.
(b) The Preferred Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Preferred Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.
(c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
(d) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Preferred Shares hereunder.
4. Conditions Precedent to the Obligation of the Company to Consummate the Exchange. The obligation hereunder of the Company to issue and deliver the Preferred Shares to each Stockholder and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
(a) Each Stockholder shall have executed and delivered this Agreement.
(b) Each Stockholder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Stockholder at or prior to the Closing Date, including, but not limited to delivering the Exchange Shares to the Company.
(c) The representations and warranties of each Stockholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5. Conditions Precedent to the Obligation of the Stockholders to Consummate the Exchange. The obligation hereunder of the Stockholders to accept the Preferred Shares and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Stockholder’s sole benefit and may be waived by any Stockholder at any time in their sole discretion.
(a) The Company shall have executed and delivered this Agreement.
(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each Party waives its right to a trial by jury. Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.
7. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.
8. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

IMAGEWARE SYSTEMS, INC
By:______________________________________
Name:
Title:

STOCKHOLDER:
By:______________________________________
Name:
Title:

No. of Exchange Shares to be delivered to the Company: _______________

No. of Preferred Shares to be issued to the Stockholder: _______________